EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Primo Water Corporation, (the “Company”) on Form 10-Q for the period ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Billy D. Prim, Chairman and Chief Executive Officer of the Company, and Mark Castaneda, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Primo Water Corporation and will be retained by Primo Water Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Billy D. Prim	/s/ Mark Castaneda
Billy D. Prim	Mark Castaneda
Chairman and Chief Executive Officer	Chief Financial Officer
May 10, 2017	May 10, 2017